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                                                                    EXHIBIT 8(a)

                               REID & PRIEST LLP
              A New York Registered Limited Liability Partnership
                              40 West 57th Street
                         New York, New York 10019-4097
                            Telephone 212 603-2000
                            Facsimile 212 603-2001



                                             September 20, 1996


Texas Utilities Company
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

        Reference is made to the joint proxy statement and prospectus (the "Prospectus") which constitutes part of the registration statement on Form S-4 (the "Registration Statement"), to be filed by TUC Holding Company ("Holding Company"), Texas Utilities Company ("TUC") and ENSERCH Corporation ("ENSERCH") with the Securities and Exchange Commission ("SEC") on or about the date hereof under the Securities Act of 1933, as amended, in connection with (i) the merger of Enserch Exploration, Inc., an 83% subsidiary of ENSERCH, with and into Lone Star Energy Plant Operations, Inc. ("LSEPO"), an indirectly wholly-owned subsidiary of ENSERCH, and the change of the name of LSEPO to Enserch Exploration, Inc. ("New EEX"), (ii) the distribution to the holders of ENSERCH common stock on a pro rata basis of all of ENSERCH's interest in New EEX, (iii) the merger of TUC Merger Corp. and Enserch Merger Corp., wholly-owned subsidiaries of Holding Company, with and into TUC and ENSERCH, respectively, and (iv) the registration of Holding Company common stock (collectively, the "Transaction").

        We have acted as your special tax counsel with respect to the Transaction. We are of the opinion that the statements under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain of the material Federal income tax consequences that may be relevant to holders of TUC stock and ENSERCH stock. Such statements are conditioned upon the receipt of a ruling from the Internal Revenue Service and opinions of counsel, which in turn are based upon certain representations to be received by the management of TUC and ENSERCH.

        We hereby consent to the use of our name under the captions "Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus and the filing of this opinion with the SEC in connection with the Registration Statement.


                                        Very truly yours,
                                        /s/ REID & PRIEST, LLP
                                        REID & PRIEST LLP